EXHIBIT 3.2

                Amendment to Designate Classes of Preferred Stock
                                     to the
                 Amended and Restated Articles of Incorporation
                                       of

                        Level Jump Financial Group, Inc.


     Pursuant to Section 607.0602 of the Florida 1989 Business Corporation Act, the Board of Directors of Level Jump Financial Group, Inc. ("Corporation") have unanimously adopted on January 31, 2000 this Amendment to the Amended and Restated Articles of Incorporation to designate the rights and preferences of the Class A Preferred Stock and Class B Preferred Stock.

     FIRST: The name of the corporation is Level Jump Financial Group, Inc.

     SECOND: The following amendment to the Amended and Restated Articles of Incorporation was adopted on January 31, 2000, as prescribed by Section 607.0602 of the Florida 1989 Business Corporation Act, by unanimous written action of the board of directors where shares have been issued and shareholder action was not required.

     THIRD: This amendment is to be effective immediately.

     FOURTH: Article FOURTH of the Certificate of Incorporation is hereby amended to add new subsections, "C." and "D.", to read as follows:

     C. Class A Preferred Stock.

        (i) Designations and Amount. One share of the Preferred Stock of the corporation, par value $.0025 per share, will constitute a class of Preferred Stock designated as the "Class A Preferred Stock" ("Class A Preferred Stock").

        (ii) Dividends and Distributions. The Class A Preferred Stock is not entitled to receive any dividends or other distributions in cash, securities, or other property, declared and paid by the Company.

        (iii) Voting Rights. Except as otherwise required by law or by the Certificate of Incorporation,

          A. Each share of Class A Preferred Stock is entitled to vote on or consent to each and every matter submitted to the shareholders of the corporation for a vote or consent. Each share of Class A Preferred Stock is entitled to cast that number of votes on matters submitted to the shareholders of the corporation equal to the number of issued and outstandingExchangeable Shares of thestockpage.com inc., an Ontario corporation, owned of record by the record holder of the Class A Preferred Stock, as of the record date established by the corporation or by applicable law for the shareholder meeting or consent by the shareholders of the corporation. (For purposes of clarification, it is the intent that the






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               record owner of the Class A Preferred Stock and the Exchangeable
               Shares be the same in order for the holder thereof to vote on any matter before the holders of the Common Stock of the corporation.) The vote or consent of the Class A Preferred Stock will be together with the Common Stock of the corporation and not separately as a class, except where a separate vote by class is required by law or by the Certificate of Incorporation.

          B. The corporation will mail or cause to be mailed to the record owner of the Class A Preferred Stock, in the same manner as it distributes any material to its holders of Common Stock, all notices, materials, proxy statements, information statements and other information distributed to the holders of the Common Stock. The holder of the Class A Preferred Stock has the same rights as the holders of the Common Stock, including but not limited to, attendance at meetings of the Common Stock shareholders and inspection of the books and records of the corporation.

          C. The right to vote the Class A Preferred Stock will terminate upon the surrender for cancellation, for any reason, of the Exchangeable Shares of thestockpage.com inc.

       (iv) Liquidation Preference. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and subject to any prior rights of holders of shares of Preferred Stock ranking senior to the Class A Preferred Stock, the Class A Preferred Stock will be paid an amount equal to $1.00, together with payment to any class of stock ranking equally with the Class A Preferred Stock, and before payment to any class of stock ranking equally with the Class A Preferred Stock, and before payment to any class of stock ranking on liquidation junior to the Class A Preferred Stock.

      (v) Ranking. The Class A Preferred Stock will rank pari passu with the Class B Preferred Stock and will rank senior to all other classes of Preferred Stock and the Common Stock of the corporation.

      (vi) Conversion. The Class A Preferred Stock has no rights of conversion into any other securities or property of the corporation.

     D. Class B Preferred Stock.

       (i) Designations and Amount. One share of the Preferred Stock of the corporation, par value $.0025 per share, will constitute a class of Preferred Stock designated as the "Class B Preferred Stock" ("Class B Preferred Stock").

       (ii) Dividends and Distributions. The Class B Preferred Stock is not entitled to receive any dividends or other distributions in cash, securities, or other property, declared and paid by the Company.

       (iii) Voting Rights. Except as otherwise required by law or by the Certificate of Incorporation.






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          A.   Each share of Class B Preferred Stock is entitled to vote on or consent to each and every matter submitted to the shareholders of the corporation for a vote or consent. Each share of Class B Preferred Stock is entitled to case that number of votes on matters submitted to the shareholders of the corporation equal to the number of issued and outstanding Exchangeable Shares of thestockpagecom. inc, an Ontario corporation, owned of record by the record owner of the Class B Preferred Stock, as of the record date established by the corporation or by applicable law for the shareholder meeting or consent by the shareholders of the corporation. (For purposes of clarification, it is the intent that the record owner of the Class B Preferred Stock and the Exchangeable Shares be the same in order for the holder thereof to vote on any matter before the holders of the Common Stock of the corporation.) The vote or consent of the Class B Preferred Stock will be together with the Common Stock of the corporation and not separately as a class, except where a separate vote by class is required by law or by the Certificate of Incorporation.

          B. The corporation will mail or cause to be mailed to the record owner of the Class B Preferred Stock, in the same manner as it distributes any material to its holders of Common Stock, all notices, materials, proxy statements, information statements and other information distributed to the holders of the Common Stock. The holder of the Class B Preferred Stock has the same rights as the holders of Common Stock, including but not limited to, attendance at meetings of the Common Stock shareholders and inspection of the books and records of the corporation.

          C. The right to vote the Class B Preferred Stock will terminate upon the surrender for cancellation, for any reason, of the Exchangeable Shares of thestockpage.com inc.

       (iv) Liquidation Preference. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and subject to any prior rights of holders of shares of Preferred Stock ranking senior to the Class B Preferred Stock, the Class B Preferred Stock will be paid an amount equal to 1.00, together with payment to any class of stock ranking equally with the Class B Preferred Stock, and before payment to any class of stock ranking on liquidation junior to the Class B Preferred Stock.

       (v) Ranking. The Class B Preferred Stock will rank pari passu with the Class A Preferred Stock and will rank senior to all other classes of Preferred Stock and the Common Stock of the corporation.

       (vi) Conversion. The Class B Preferred Stock has no rights of conversion into any other securities or property of the corporation.

     In witness whereof, the undersigned has executed this certificate this 31st day of January, 2000.

                                        LEVEL JUMP FINANCIAL GROUP, INC.

                                                /s/ Robert Landau
                                        By:_____________________________
                                           Name:    Robert Landau
                                           Title:   President